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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  APRIL 28, 1999

                              J R CONSULTING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                    2-78335-NY                     13-3121128
   ---------------             ----------------                -------------
   (State or other             (Commission File                (IRS Employer
   jurisdiction of                 Number)                   Identification No.)



   180 Varick Street, 13th Floor, New York, New York                10014
   -------------------------------------------------                -----
      (Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code   (212) 807-6994
                                                  ---------------------



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On April 28, 1999, but effective as of April 1, 1999, J R Consulting, Inc., a Nevada corporation (the "Registrant"), entered into a transaction whereby (a) it became the controlling shareholder of Quasar Projects Company, now known as Diva Entertainment, Inc., a Delaware corporation ("Quasar"), and
(b) the Registrant's 95.3%-owned subsidiary, Diva Entertainment, Inc., a Florida corporation ("Diva"), became a wholly-owned subsidiary of Quasar. Quasar is a reporting company pursuant to the Securities Exchange Act of 1934, but its assets prior to the transaction with the Registrant were minimal and its common stock is not publicly traded. The Registrant received 4,225,000 shares of Quasar's common stock, representing 76.8% of the outstanding common stock of Quasar, for the Registrant's 95.3% equity interest in Diva.

         As part of the foregoing transaction, the subscribers to the May 1998 private placement by Diva, who owned the other 4.7% equity interest in Diva, are entitled to an aggregate of 221 shares of Quasar's Series A Convertible Preferred Stock (the "Series A Preferred"), unless they respectively exercise dissenters' rights. Subscription rights to each 1,000 shares of Diva common stock entitle the holder to one share of the Series A Preferred. If the holder elects to exercise dissenters' rights, then the holder is entitled to the fair value of the holder's subscription rights for shares of Diva common stock. The Series A Preferred is entitled to cumulative annual dividends of $60 per share and is convertible, at the option of the holder, until the first anniversary of its issuance, when it mandatorily converts, into shares of Quasar's common stock at a conversion rate per share equal to $2,000 divided by 65% of the average market price of Quasar's common stock for the five trading days immediately prior to conversion.

         Prior to, and as a condition to, the foregoing transaction, Quasar did a private placement of 750 shares of its Series A Preferred for $1,500,000. It received $750,000 of the offering proceeds in cash and a subscription for the other $750,000, which is payable when Quasar files a registration statement for the shares of its common stock underlying the Series A Preferred shares.

         The Registrant also converted $3,000,000 of the debt owed to it by Diva and/or Diva's subsidiaries into 3,000 shares of Series B Redeemable Convertible Preferred Stock of Quasar (the "Series B Preferred"). The Series B Preferred is entitled to cumulative annual dividends of $30 per share, is redeemable in whole or in part at the option of Quasar's Board of Directors at a redemption price of $1,000 per share and is convertible, at the option of the holder until the tenth anniversary of its issuance, when it mandatorily converts, into shares of Quasar's common stock at a conversion rate per share equal to $1,000 divided by 65% of the average market price of Quasar's common stock for the five trading days immediately prior to conversion.

         The Registrant and Quasar also entered into an Option Agreement giving the Registrant the option to purchase such additional shares of Quasar's common stock at its par value of $.001 per share as are necessary for the Registrant to maintain the Registrant's ownership of the outstanding shares of Quasar's common stock at no less than 65%. The option expires when all of the shares of Quasar's Series A Preferred have been converted into shares of Quasar's common stock.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: August 6, 1999             JR CONSULTING, INC.
                                          -----------------------------------
                                                      (Registrant)

                                          By: /s/ Peter Zachariou
                                              ---------------------------------
                                              Peter Zachariou, President




























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